UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2014

SIGNET JEWELERS LIMITED

(Exact name of Registrant as specified in its charter)

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Clarendon House

2 Church Street

Hamilton HM11

Bermuda

(441) 296 5872

(Address and telephone number including area code of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

(a) The Annual General Meeting of Signet Jewelers Limited (the “Company”) was held on June 13, 2014 (the “AGM”).

(b) The following matters were voted upon at the AGM and the results of the voting were as follows:

Proposal One:

To elect ten directors to the Company’s Board of Directors to serve until the next Annual General Meeting of the Company or until their respective successors are elected in accordance with the Bye-laws of the Company.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
H. Todd Stitzer	63,513,820	37,934	792,579	2,355,697
Virginia Drosos	63,432,572	119,889	791,872	2,355,697
Dale W. Hilpert	63,511,373	39,404	793,556	2,355,697
Marianne Miller Parrs	63,514,849	36,232	793,252	2,355,697
Thomas G. Plaskett	63,431,952	119,002	793,379	2,355,697
Russell Walls	63,433,945	116,657	793,731	2,355,697
Helen McCluskey	63,517,179	34,894	792,260	2,355,697
Robert Stack	63,454,193	96,991	793,149	2,355,697
Eugenia Ulasewicz	63,456,691	94,223	793,419	2,355,697
Michael W. Barnes	63,516,135	37,793	790,405	2,355,697

Proposal Two:

To appoint KPMG LLP as independent auditor of the Company, to hold office from the conclusion of this Meeting until the conclusion of the next Annual General Meeting of the Company and to authorize the Audit Committee to determine its compensation.

Votes For	Votes Against	Abstentions
65,728,335	206,441	765,254

Proposal Three:

To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (the “Say on Pay” vote).

Votes For	Votes Against	Abstentions	Broker Non-votes
62,411,357	946,404	986,572	2,355,697

Proposal Four:

To re-approve the material terms of the performance goals under the Signet Jewelers Limited Omnibus Incentive Plan 2009, as described in the Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-votes
62,854,621	721,117	768,595	2,355,697

Proposal Five:

To approve the amendments to the Signet Jewelers Limited Bye-laws as detailed in the Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-votes
63,553,563	16,797	773,973	2,355,697

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED

By:	/s/ Mark A. Jenkins
Name:	Mark A. Jenkins
Title:	Signet Company Secretary & Chief Legal Officer

Date: June 17, 2014